Exhibit 10.5

500 Hogsback Road, Mason, Michigan 48854 Phone (888) DART-001 Fax (517) 244-2698

August 26, 2011

Michelle A. Coulter

XG Sciences

815 Terminal Road

Lansing, Ml 48906

Re:	Signed Lease and First Amendment for Oakwood Executive Park

Dear Michelle:

Please find enclosed, for your records, a signed copy of the lease for your space at 3101 Grand Oak Drive in Oakwood Executive Park.

If you have any questions, please feel free to contact me. I look forward to serving your space needs at Oakwood Executive Park.

Sincerely,

DART DEVELOPMENT GROUP

 /s/ Marsha Zimmerman

Marsha Zimmerman

Marketing Manager

www.dartdevelopment.com

1. LEASE OF THE PREMISES	1
2. LEASE TERM	1
3. BASE RENT	1
4. COMMON COSTS AS ADDITIONAL RENT	2
A. Taxes and Assessments	2
B. CAM Charges	2
C. Estimated Payments	3
E. Late Charges	3
1. Landlord May Incur Unanticipated Costs	3
2. Tenant Owes Late Charge	3
3. Late Charge is Fair Estimate	3
4. If Tenant’s Check Returned	4
5. Charges Become ‘Additional Rent’	4
6. Application of Money From Tenant	4
7. Payment by Landlord on Tenant’s Behalf and Associated Charges	4
8. Landlord May Pursue Other Remedies	4
9. Landlord May Require Advance Quarterly Payment	4
5. SECURITY PROVISION	4
6. INSURANCE	5
A. Property Insurance	5
B. Liability Insurance	5
C. Form, Amount and Coverage, Etc.	5
D. Increase in Insurance Premium	5
E. Accidents	6
F. Payment By Landlord	6
G. Waivers of Claims/Subrogation	6
7. USE	6
A. Use	6
B. Use of Common Areas	6
C. Management and Operation of Common Areas	6
8. DEFAULT	6
9. LANDLORD’S REMEDIES FOR TENANT’S DEFAULT	7
10. MISCELLANEOUS DEFAULT PROVISIONS	8
11. ASSIGNMENT AND SUBLETTING	9
12. HAZARDOUS SUBSTANCES	10
13. ALTERATIONS	11
A. Changes, Alterations and Additional Construction	11
B. Manner of Construction	11
C. Title to Alterations	11
14. SURRENDER	12
A. Delivery of Possession	12
B. Holding Over	12
C. Removal of Personal Property	13
D. Retention of Personal Property	13
15. RIGHT TO MORTGAGE	13
16. ESTOPPEL CERTIFICATES	13
17. MAINTENANCE AND REPAIRS	14
A. Utilities	14
B. Cleaning and Upkeep	14

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C. Grounds Maintenance	14
D. Snowplowing	14
E. Landlord’s Right of Entry	14
F. Repairs by Landlord	14
G. Repairs by Tenant	14
H. Liens	15
18. DAMAGE OR DESTRUCTION	16
19. CONDEMNATION	17
A. Total Taking	17
B. Award on Total Taking	17
C. Partial Taking	17
D. Reconstruction	17
E. Award on Partial Taking	17
F. Temporary Taking	17
G. Settlement Agreement	18
H. Abatement in Basic Rent	18
20. LIABILITY; INDEMNIFICATION OF LANDLORD AND TENANT	18
A. Damage in General	18
B. Indemnification of Landlord	18
C. Indemnification of Tenant	19
21. MISCELLANEOUS PROVISIONS	19
A. Governing Law	19
B. References	19
C. Binding Effect	19
D. Entire Agreement	19
E. Enforceability of Provisions	19
F. Remedies Not Exclusive	19
G. Landlord’s Right To Tenant’s Financial Information	20
H. Re-Leasing	20
I. Advertising and Signs	20
J. Quiet Enjoyment	20
K. Sale by Landlord	20
L. Limitation of Liability	20
M. Authority	20
N. No Liability for Curtailment, Etc., of Services	20
O. Survival	21
P. Notices	21
Q. Certificate of Occupancy	21
EXHIBIT A - Hazardous and Toxic Materials	1
EXHIBIT B - Rules and Regulations	1
1. Control of Common Areas	1
2. Observance of Rules	1
3. No Obstruction	1
4. Security of Premises	1
5. Locks	1
6. No Soliciting	1
7. No Advertising	1
8. Proper Use of Facilities	1
9. Load Limits on Floors	1

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10. Machinery and Equipment	1
11. Moving of Equipment	2
12. Replacement of Broken Glass	2
13. No Hazardous Materials	2
14. Good Houskeeping	2
15. Landlord Not Liable	2
16. Modifications to Rules and Regulations	2
17. Drives and Parking Areas	2
18. Storage and Loading Areas	2
19. Contractors and Service Maintenance	2
20. Lodging	2
21. Exterior Installations	3
22. Waivers	3
23. Additions to Lease	3
24. Access to Roof	3
25. Sales From Premises	3

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LEASE

THIS LEASE is made effective as of August 1, 2011, between DART CONTAINER OF MICHIGAN LLC, a Michigan limited liability company with offices at 500 Hogsback Road, Mason, Michigan 48854 (“Landlord”); and XG SCIENCES, INC., a Michigan corporation, currently located at 5020 Northwind Drive, Suite 212, E. Lansing, Michigan 48823 (“Tenant”).

1.   LEASE OF THE PREMISES. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant hereby leases to Tenant for the Term set forth below, the following described property (the “Premises”) located in Oakwood Executive Park (the “Park”):

Lot 29, Oakwood Executive Park, according to the Plat thereof recorded at Liber 50, Page 38 of Plats, Ingham County Records, and commonly known as 3101 Grand Oak Drive, Lansing, Michigan 48911, and also known as Tax Parcel No. 33-25-05-02-405-033.

Tenant hereby hires the Premises for the Lease Term and covenants to pay, or cause to be paid, to Landlord, at the dates and times set forth herein, the entire Rent, as specified herein.

2.   LEASE TERM. The term of this Lease shall be for a term of ten (10) years (the “Lease Term”), and shall commence on the first day of September, 2011, or as adjusted as provided in this Section 2 (“Commencement Date”). Unless terminated earlier in accordance with the terms of this Lease, this Lease shall terminate on August 31, 2021, or as adjusted as provided in this Section 2 (“Termination Date”).

Landlord requires approximately ninety (90) days for the build-out of the Premises, as described in Exhibits C, D, E, and F. The Commencement Date shall be the last to occur of (a) September 1, 2011, or (b) the date upon which Landlord notifies Tenant of the completion of Landlord’s build-out work described in Exhibits C, D, E, and F. If the Commencement Date shall be a date after September 1, 2011, then the Commencement Date, Termination Date, and rental periods shown in Section 3 shall be adjusted accordingly.

3. BASE RENT. During the Lease Term, Tenant shall pay annual Base Rent and all other rent due and owing by Tenant under this Lease (“Additional Rent”) to Landlord at such place as Landlord shall from time to time designate in writing. Annual Base Rent will be payable in equal monthly installments, as follows:

Lease Period	Monthly Installment	Annual Base Rent
09/01/11-08/31/12	$15,833.00	$189,996.00
09/01/12-08/31/13	$16,150.00	$193,800.00
09/01/13-08/31/14	$16,473.00	$197,676.00
09/01/14-08/31/15	$16,803.00	$201,636.00
09/01/15-08/31/16	$17,139.00	$205,668.00
09/01/16-08/31/17	$17,481.00	$209,772.00
09/01/17-08/31/18	$17,831.00	$213,972.00
09/01/18-08/31/19	$18,188.00	$218,256.00
09/01/19-08/31/20	$18,551.00	$222,612.00
09/01/20-08/31/21	$18,922.00	$227,064.00

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A.	All monthly installments of Base Rent shall be payable to Landlord in advance on the first day of each month during the Lease Term without notice, demand, deduction or set off, except as otherwise provided herein. Tenant shall pay the first month’s installment of Base Rent on the date of Tenant’s execution of this Lease. If Tenant shall not be in default at the time of the exercise of the option or at the end of the then current Lease Term, then Tenant shall have the right and option to renew this Lease for up to two (2) additional renewal terms of five (5) years each by providing Landlord with written notice of Tenant’s exercise of such right not less than six (6) months prior to the expiration of the initial Lease Term or the renewal Lease Term then in force, whichever is applicable. Annual Base Rent shall be increased at the commencement of each renewal term, and each anniversary of said commencement date of the renewal term by two percent (2%) per annum.

B.	As used in this Lease, the term “Rent” shall include all amounts payable pursuant to this Lease and all other additional charges or sums payable to Landlord hereunder. All Rent due and owing by Tenant under this Lease shall be paid by Tenant to Landlord without deduction, set off or abatement, except as otherwise provided herein.

C.	Tenant’s obligation to pay Base Rent, Additional Rent, and all other charges due and owing by Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

4.	COMMON COSTS AS ADDITIONAL RENT.

A.	Taxes and Assessments. Tenant shall be responsible for and agrees to pay directly to Landlord as Additional Rent all taxes and assessments which may be billed or assessed by any lawful authority during each calendar year during the term of this Lease against the Premises or any part thereof (hereinafter referred to as the “Taxes”). Taxes shall also include all taxes, levies and charges which may be assessed, billed or imposed in replacement of or in addition to all or any part of real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Premises, the freehold estate of the Landlord in and to the Premises, the leasehold estate of the Tenant created herein, or the rent and other charges payable hereunder. In no event shall Tenant be obligated to pay any income taxes, inheritance, estate, gift, transfer taxes, penalties and interest of Landlord. Notwithstanding anything stated or implied to the contrary in this paragraph, Tenant shall be responsible only for installments of special assessments which come due during the Lease Term.

Taxes shall be computed by adding all Taxes billed pertaining to the Premises during the calendar year regardless of any tax bill’s stated period of coverage. Tenant will be billed its respective share thereof either for the entire year or its prorata share of any partial year in which Tenant occupies the Premises.

B.	CAM Charges. During the Lease Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s share of all common area electrical, grounds maintenance, security services (if any) and other common area charges and expenses (the “CAM Charges”), as provided below. The term “grounds maintenance” shall include, without limitation, all landscaping, planting, lawn and grounds care, all maintenance of and improvements to the grounds and other common areas adjacent to the Premises and to all sidewalks, driveways, loading areas, parking areas, and all snow removal. For the purposes of this Lease, “common areas” or “Common Areas” shall mean those areas of the Park outside of the Premises and outside of the leased premises of any other tenant of the Park which are to be maintained by Landlord.

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C.	Estimated Payments. Prior to the Commencement Date and prior to January 1 of each subsequent calendar year during the Lease Term, or as soon thereafter as possible, Landlord shall deliver to Tenant an estimate of: (1) the Property Taxes for that calendar year (the “Tax Estimate”); (2) the Insurance costs for that calendar year (the “Insurance Estimate”); and (3) the total CAM Charges for that calendar year (the “CAM Estimate”) and Tenant’s Share thereof. (The Tax Estimate, the Insurance Estimate and the CAM Estimate are sometimes referred to hereinafter collectively as the “Common Cost Estimates”.) Tenant shall thereafter during that calendar year pay to Landlord one-twelfth (1/12) of the amount of Tenant’s Share of the Common Cost Estimates at the same time its monthly installments of Base Rent hereunder are due and payable. In the event Landlord shall not have furnished the Common Cost Estimates to Tenant by January 1 of any calendar year, then until the first day of the month following the month in which the Common Cost Estimates are furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each calendar month its share of the Common Cost Estimates based on the previous year’s estimate. At such time as Landlord furnishes the Common Cost Estimates to Tenant, Landlord shall give Tenant notice stating whether the aggregate amount of the installments of Tenant’s Share of Tax Increase, Insurance Increase and CAM Charges previously paid for such calendar year is more or less than the aggregate amount of the installments due for such portion of the calendar year as computed in accordance with the Common Cost Estimates, and (1) if there shall be a deficiency, then within ten (10) days after the Tenant receives the Common Cost Estimates, Tenant shall pay the amount of such deficiency, (2) if there shall have been an overpayment, Landlord shall credit Tenant in the amount thereof toward the subsequent installments of the Common Cost Estimates, and (3) on the first day of the first month next following the month in which the Common Cost Estimates are furnished to Tenant, and monthly thereafter for the balance of such calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the amount of Tenant’s Share of the Common Cost Estimates. Tenant’s right to contest Common Cost Estimates shall be limited to six months from date of notification by Landlord.

Current monthly Common Cost Estimates, based on one hundred percent of building occupancy, are Four Thousand Two Hundred Twenty-Nine Dollars ($4,229.00).

D.	Late Charges.

1.	Landlord May Incur Unanticipated Costs. Tenant’s failure to pay Rent, Additional Rent, or any other Lease costs when due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease, mortgage, or other lien encumbering the Premises.

2.	Tenant Owes Late Charge. Therefore, if Landlord does not receive the Rent, Additional Rent, or any other Lease costs in full on or before the fifth (5th) business day of the month after same is due, Tenant shall pay Landlord a late charge, which shall constitute liquidated damages, equal to Two Hundred and 00/100 Dollars ($200.00) (“Late Charge”), which shall be paid to Landlord together with such Rent, Additional Rent, or other Lease costs then in arrears.

3.	Late Charge is Fair Estimate. The parties agree that such Late Charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment.

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4.	If Tenant’s Check Returned. For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay both a Late Charge (if applicable) and a Returned Check Charge or such amount as shall be customarily charged by Landlord’s bank at the time.

5.	Charges Become “Additional Rent”. All Late Charges and any Returned Check Charge shall then become Additional Rent and shall be due and payable immediately, along with such other Rent, Additional Rent, or other Lease costs then in arrears.

6.	Application of Money From Tenant. Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: (a) to any unpaid Additional Rent, including, without limitation, Late Charges, Returned Check Charges, legal fees and/or court costs legally chargeable to Tenant, and Operating/CAM Charges; and then (b) to unpaid Base Rent.

7.	Payment by Landlord on Tenant’s Behalf and Associated Charges. If Tenant fails to make any payment or expenditure required to be paid by it under the terms of the Lease and such failure continues for a period of ten (10) days after written notice of such failure is sent by Landlord to Tenant (if such notice is required in this Lease), then Landlord may, at its option, make such payment or expenditure on behalf of Tenant. In that event, the amount of any such payment or expenditure by Landlord together with interest at the rate of ten percent (10%) per annum from the date of Landlord’s payment forward, shall be immediately due and payable to Landlord as Additional Rent.

8.	Landlord May Pursue Other Remedies. Nothing herein contained shall be construed so as to compel Landlord to accept any payment of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge should Landlord elect to apply its rights and remedies available under this Lease or at law or equity in the event of default hereunder by Tenant. Landlord’s acceptance of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge pursuant to this Clause shall not constitute a waiver of Landlord’s rights and remedies available under this Lease or at law or equity as a result of Tenant’s default.

9.	Landlord May Require Advance Quarterly Payment. If Rent due hereunder shall be late for three (3) consecutive months, then Landlord shall have the option to require that the Base Rent due shall be paid quarterly, in advance.

5.    SECURITY PROVISION. By no later than Jun 15, 2011, Tenant shall provide Landlord with a clean, unconditional, irrevocable, transferable letter of credit in the amount of One Hundred Eighty-Nine Thousand Nine Hundred Ninety-Six Dollars ($189,996.00) (the “Letter of Credit”), in form and issued by a financial institution (“Issuer”) satisfactory to Landlord in its sole discretion. The Letter of Credit must permit partial draws and provide that draws will be honored on receipt by Issuer of the original or a certified copy of the Letter of Credit accompanied by a written statement signed by Landlord or its authorized agent stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease. The Letter of Credit must have an expiration date no earlier than August 31, 2021. If Tenant fails, by June 1, 2011, Tenant has failed to provide Landlord with the Letter of Credit as specified above, then this Lease shall be deemed immediately terminated and Tenant, within ten (10) business days of its receipt of an itemized list of Landlord’s amounts incurred as of June 1, 2011, for the improvements described in Exhibits C, D, E, and F, shall reimburse Landlord in full for those amounts incurred.

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Landlord may draw the Letter of Credit in part or in full in the event of any uncured Event of Default by Tenant to the extent needed to pay for any Tenant obligations under this Lease. If Landlord so uses or applies all or any portion of the Letter of Credit, then Tenant shall restore the Letter of Credit to the full amount within twenty (20) business days after written demand therefor, and failure to do so shall be a material and immediate Event of Default of this Lease.

The Letter of Credit, if not applied toward putting the Premises in the condition required under Sec. 14(A), the payment of rent in arrears, or the payment of damages suffered by Landlord by reason of Tenant’s default under the Lease is to be returned to Tenant at the expiration of the Term of the Lease, provided Tenant has not committed an Event of Default of any provision of the Lease. In no event is the Letter of Credit to be returned until Tenant has vacated the Premises and delivered possession of same in in the condition required by this Lease.

In the event of the sale or other transfer of the Premises, Landlord shall have the right to transfer the Letter of Credit to such purchaser or Transferee, and Landlord shall thereupon be released by Tenant from all liability for return of the Letter of Credit.

In the event that Landlord repossesses the Premises because of Tenant’s Event of Default, Landlord may apply the Letter of Credit to all damages suffered to the date of repossession and may retain the Letter of Credit to apply to such damages as may be suffered or shall accrue thereafter by reason of Tenant’s Event of Default.

6.	INSURANCE.

A.	Property Insurance. During the term of the Lease, Landlord, on behalf of Tenant, shall keep the Premises insured with Broad Form fire and extended coverage insurance in an amount not less than the full replacement cost of the Premises as determined annually. Landlord will bill Tenant monthly, as Additional Rent, one-twelfth (1/12) of the annual insurance premium for the Premises. Tenant shall be named as an Additional Insured on said Policy, as Tenant’s interests appear, and Landlord shall provide Tenant with Evidence of Insurance form (Acord 27 revised 3/93) showing such insurance in force at all times during the term of this Lease and any renewals.

B.	Liability Insurance. Tenant, at Tenant’s sole cost and expense, shall maintain comprehensive public liability insurance against any claims for bodily injury, death, or property damage, occurring on, in or about the Premises, and against contractual liability for such claims, such insurance to afford minimum protection in the amount of One Million Dollars ($1,000,000.00) or in such higher amount as Landlord may deem reasonably necessary. Landlord and any mortgagee of the Premises designated in writing by Landlord shall be named as co-insured or additional insured parties under all such policies. Tenant may provide public liability insurance under a blanket policy or policies which cover other properties in addition to the Premises. Tenant shall provide Landlord with an Evidence of Insurance form (ACORD25) or, in the alternative and at Landlord’s sole discretion, Landlord may require Tenant to provide a true copy of the actual liability insurance policy.

C.	Form. Amount and Coverage, Etc. The form, amount, and coverage of each policy of insurance which Tenant is required to maintain shall be subject to Landlord’s approval, which shall not be unreasonably withheld. Tenant shall not permit any condition to exist on the Premises and shall not commit any act or omission which would wholly or partially invalidate any insurance.

D.	Increase in Insurance Premiums. If anything done by Tenant, omitted to be done by Tenant, or allowed by Tenant to be kept on the Premises shall cause the rate of fire or other insurance on the Premises, or on other property of Landlord or of other Tenants in the Park, to be increased beyond the minimum rate from time to time applicable to the Premises or such other property, Tenant shall pay, as Additional Rent, the amount of any such increase upon Landlord’s demand.

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E.	Accidents. Upon the occurrence of any material accident, injury, or personal property casualty in or about the Premises, Tenant shall give prompt notice thereof to Landlord, and, upon Landlord’s request, Tenant shall provide Landlord with evidence that any liability of Landlord relating thereto is covered by the insurance which Tenant is required by this Lease to carry.

F.	Payment By Landlord. Tenant shall deliver copies of all required policies to Landlord. If Tenant fails to maintain the insurance coverage required under this section and such failure continues for a period of ten (10) days after written notice thereof from Landlord to Tenant, Landlord may, at its option, pay the cost of maintaining the required insurance, which shall be Additional Rent due and payable immediately upon demand.

G.	Waivers of Claims/Subrogation. Landlord and Tenant hereby waive all rights of action against the other for any loss, cost, damage, or expense resulting from fire, explosion, or any other casualty or occurrence incurred by either, which loss, cost, damage, or expense is then covered in whole or in part by insurance maintained or required to be maintained pursuant to this Lease, and each party waives any right of subrogation that might otherwise exist in or accrue to any person or account thereof.

7.	USE.

A.	Use. The Premises shall be used only for manufacture, processing, sales, and distribution of graphite nanoplatelets and related multifunctional materials purposes, including related laboratory, product research, storage, and office uses. Tenant shall not permit any liens to attach or exist as against the Premises or the Park, nor commit any waste. The Premises shall not be used for any illegal purposes, nor in any manner shall Tenant allow, suffer, or permit any vibration, noise, odor, light or other effect that could constitute a nuisance or trespass for Landlord or any other tenant, their customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid effects are occurring, Tenant agrees to immediately remove or control the same.

B.	Use of Common Areas. Landlord grants to Tenant and its agents, employees and customers a non-exclusive license to use the Common Areas in common with others during the Lease Term, subject to the exclusive control and management thereof at all times by Landlord.

C.	Management and Operation of Common Areas. Landlord will operate and maintain or will cause to be operated and maintained the Common Areas in good condition and repair and in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Park. Landlord will have the right: (1) to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas, provided same do not unreasonably restrict or interfere with Tenant’s use of the Premises for the permitted uses; (2) to enter into, modify, and terminate easements and other Common Areas; (3) to close temporarily any or all portions of the Common Areas; and (4) to do any or perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable. A copy of the current Rules and Regulations is attached as Exhibit B and made a part of this Lease.

8.	DEFAULT. The following shall constitute Events of Default under this Lease.

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A.	Landlord fails to receive any payment of Rent or Additional Rent or any other charges payable hereunder within ten (10) days after the written notice from Landlord to Tenant that such payment is past due.

B.	Failure of Tenant to perform any of the other terms, conditions or covenants of this Lease to be observed or performed by Tenant for a period of more than thirty (30) days after written notice of such failure from Landlord to Tenant.

However, if a non-monetary failure cannot reasonably be cured within thirty (30) days, no default shall take place if Tenant begins to cure said failure within those thirty (30) days and Tenant diligently prosecutes said cure to completion.

C.	Tenant filing of a voluntary petition in bankruptcy or an involuntary petition in bankruptcy being filed against Tenant, and such petition is not dismissed within thirty (30) days of such filing.

D.	If Tenant makes an assignment for the benefit of creditors or enters into a similar arrangement with creditors.

E.	Tenant’s abandonment or vacating of the Premises at any time during the term of this Lease.

For the purposes of the Events of Default specified in this Section, the word “Tenant” shall include, without limitation: (1) any party comprising Tenant, should more than one person or entity execute this Lease as Tenant; and (2) any person or entity now or hereafter liable, whether primarily, secondarily or contingently, for the performance of the duties and obligations of Tenant under this Lease, including without limitation any principal, maker, endorser, guarantor, or surety.

9.    LANDLORD’S REMEDIES FOR TENANT’S DEFAULT. If any Event of Default shall have occurred and shall be continuing beyond those periods of time herein granted to cure the same, then Landlord shall have all of the following rights and remedies:

A.	Landlord may, by notice to Tenant, accelerate all Base Rent due hereunder and otherwise payable in installments over the remainder of the Lease Term, and, at Landlord’s option, Additional Rent, including, but not limited to, unearned brokerage commissions paid by Landlord in connection with this Lease, to the extent that Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated Rent shall be due and payable to Landlord upon Landlord’s demand reduced by the reasonable rental value of the Premises and adjusted to reflect the time value of money at the Wall Street Journal published “Prime Rate” as of the date of Tenant’s default. Additional Rent which has not been included, in whole or in part, in accelerated Rent shall be due and payable by Tenant during the remainder of the Lease Term, in the amounts and at the times otherwise provided for in this Lease.

B.	Landlord may, at Landlord’s option, with judicial process, enter upon the Premises and remove Tenant and any and all other persons therefrom and take and retain possession thereof and of any and all goods, inventory, equipment, fixtures, and all other personal property of Tenant situated in the Premises without liability for trespass or conversion, and may sell all or any part thereof at public or private sale. Tenant agrees that five (5) days’ prior notice of any public or private sale shall constitute reasonable notice. The proceeds of any such sale shall be applied, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property, including all attorneys’ fees; second, toward the payment of any indebtedness, including (without limitation) indebtedness for Rent, which may be or may become due from Tenant to Landlord; third, to compensate Landlord for unearned brokerage commissions paid by Landlord in connection with this Lease; and, fourth, to pay the Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid.

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C.	Landlord from time to time may re-let the Premises, or any part thereof, for such term or terms and on such conditions as Landlord, in its reasonable discretion, may determine, and Tenant shall be liable to Landlord for (i) the difference between the amount of Rent and Additional Rent payable hereunder and the net proceeds of such re-letting and (ii) unearned brokerage commissions paid by Landlord in connection with this Lease. In computing the amount of such difference there shall be added thereto such reasonable expenses as Landlord may have incurred in connection with such re-letting, including without limitation, attorneys’ fees, brokerage commissions, and expenses for keeping the Premises in good order and for preparing them for reletting, including expenses of remodeling and free rent or other rent incentives provided to the new tenant.

D.	Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice, on which date this Lease shall terminate. If Landlord shall so elect to terminate this Lease, then Landlord shall be entitled to recover from Tenant, in addition to all accrued Rent and other sums due from Tenant as of such termination date, damages in an amount equal to: (1) the amount of Rent reserved for the balance of the Lease Term, less the fair rental value of the Premises for the balance of the Lease Term, as adjusted to reflect the time value of money at the Wall Street Journal published “Prime Rate” as of the date of such termination, (2) unearned brokerage commissions paid by Landlord in connection with this Lease, and (3) all costs and expenses reasonably incurred by Landlord in securing possession from Tenant, in restoring the Premises to the condition in which Tenant is herein obligated to surrender same to Landlord, in preparing to re-let the Premises, in maintaining and safeguarding the Premises in attempting to re-let the Premises, and in recovering said damages from Tenant, which costs and expenses shall include, without limitation, reasonable attorneys’ fees and expenses, costs of security services, costs of storing or disposing of property left upon the Premises and cleaning and restoration costs. No act or proceeding done or undertaken by Landlord with respect to an Event of Default shall constitute a termination of this Lease by Landlord unless and until Landlord shall give to Tenant the termination notice specified in the first sentence of this Subsection D.

E.	If Tenant is in monetary default twice in any six (6) month period, Landlord shall have the right to demand automatic wire transfer of Rent from Tenant’s account.

Landlord’s pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any rent or other amounts payable under this Lease by Tenant or of any damages or other sums accruing to Landlord by reason of Tenant’s violation of any provision of this Lease. No action taken by or on behalf of Landlord shall be construed to mean acceptance of a surrender of this Lease, unless otherwise agreed in writing by Landlord. No failure of either party to pursue or exercise any of said party’s powers, rights or remedies or to insist upon strict and exact compliance by the other party with any provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by any party of the right to demand strict and exact compliance with the terms and conditions of this Lease.

10.   MISCELLANEOUS DEFAULT PROVISIONS. The right to enforce all of the provisions of this Lease may, at the option of any assignee of Landlord’s rights in this Lease, be exercised by any such assignee.

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A.	Any notation or statement by a party on any draft, check, or other method of payment of any obligation hereunder, or in any writing accompanying or accomplishing such payment, which notation or statement purports to impose conditions on such payment or to invoke the doctrine of accord and satisfaction, shall be absolutely void and of no effect, and may be ignored by the other party.

B.	No right or remedy herein conferred upon or reserved to a party is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Either party shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed by law or in equity.

C.	No failure by a party hereto to insist upon the strict performance of any covenant, agreement, term or condition of this Lease on the part of the other party to be performed, or to exercise any permitted right or remedy consequent upon a default therein, and no acceptance of the other party’s performance or, in the case of Landlord, of Tenant’s payment of full or partial Rent after such default, shall constitute a waiver by the party not in default of such default or of such covenant, agreement, term or condition, or any right or remedy of the party not in default with respect thereto.

D.	If Landlord fails to perform any covenant on Landlord’s part to be performed under this Lease within thirty (30) days after written notice is sent from Tenant to Landlord stating the precise nature of the failure, then Tenant may declare Landlord in default, provided that if nature of the failure is such that it cannot be reasonably cured within the thirty (30) day period, then Landlord shall not be deemed in default if Landlord, within the thirty (30) day period, commences the cure and thereafter diligently pursues the same to completion. If Landlord does not cure any such failure within the notice and cure period, then Tenant may elect to terminate this Lease upon written notice to Landlord, sue for specific performance, sue for injunctive relief, or sue for damages, at Tenant’s option.

If legal action is required to enforce the performance of either party’s obligations under this Lease, then the prevailing party in that legal action shall be entitled to recover its reasonable attorneys’ fees and court costs incurred in that action from the other party.

11.   ASSIGNMENT AND SUBLETTING. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, sell, assign, hypothecate or otherwise transfer this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Consent to any assignment or sublease shall not be deemed a waiver of the right of Landlord to disapprove any further assignment or subletting. Landlord’s consent hereunder shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding any permitted assignment or subletting, Tenant shall remain liable for the full and complete performance, satisfaction and compliance with each and every agreement, term, covenant, condition, requirement, provision and restriction of this Lease, as principal and not as surety or guarantor, and as if no such assignment or subletting had been made.

Landlord is expressly given the right to assign any or all of its interest in the Premises or this Lease. Landlord shall give written notification to Tenant promptly after any such assignment.

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12.   HAZARDOUS SUBSTANCES. The term “Hazardous Substances” as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any existing or future federal, state, or local law or ordinance relating to pollution or protection of the environment. Tenant hereby represents and warrants and covenants with Landlord that:

A.	Tenant will obtain prior to occupancy of the Premises and shall maintain in good standing all local, state and federal government licenses necessary in order to conduct its operations at the Premises;

B.	No activity shall be conducted on the Premises that will produce any Hazardous Substance, except for such activities that: (1) are part of the ordinary course of Tenant’s business activities; and (2) are conducted in accordance with all Environmental Laws (the “Permitted Activities”);

C.	The Premises shall not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that: (1) are used in the ordinary course of Tenant’s business; (2) are properly stored in a manner and location meeting the requirements of all Environmental Laws; or (3) which are listed on Exhibit A attached to and made a part of this Lease (the “Permitted Materials”). Landlord agrees that all items listed on Exhibit A shall be deemed Permitted Materials, provided they are handled in accordance with the requirements of the preceding sentence.

D.	No portion of the Premises shall be used as a landfill or a dump;

E.	Tenant shall not install any underground tanks of any type;

F.	Tenant shall not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance;

G.	Tenant shall not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws at Tenant’s sole expense.

The Tenant shall defend, indemnify, and hold harmless the Landlord, its employees, agents, officers, directors, and shareholders from and against any and all claims of every kind of nature, known or unknown, contingent or otherwise, demands, criminal and civil penalties, fines, liabilities, settlements, judgments, damages, costs or expenses, including without limitation, actual reasonable attorneys’ fees, consultants’ fees, investigation and laboratory fees, court costs and all litigation expenses, arising out of or in any way related to: (1) the presence, disposal, release or threatened release of any Hazardous Materials caused by Tenant, on, over, under, from or affecting the Premises or the soil, water, vegetation, buildings, personal property, persons, or animals; (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or in any way related to the release of such Hazardous Materials on the Premises by Tenant; (3) any lawsuit brought or threatened, settlement reached, or government order relating to the release of such Hazardous Materials by Tenant with respect to the Premises; and/or (4) any violation of Governmental Regulations which are based upon or in any way related to the release of such Hazardous Materials by Tenant.

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Landlord shall have the right, at any time upon attempted notice to Tenant, to inspect the Premises for violations of this section. Landlord, at its expense, shall provide Tenant with a current Phase I environmental study of the Premises certified to both Landlord and Tenant and containing no recognized environmental conditions prior to the Commencement Date. Tenant, at its expense, shall provide Landlord with a current Phase I environmental study of the Premises certified to both Landlord and Tenant and containing no recognized environmental conditions on the Leased Premises upon its vacation of the Premises.

13.	ALTERATIONS.

A.	Changes, Alterations and Additional Construction. Except as otherwise provided herein, Tenant, at its expense, shall be responsible for any improvements to the Premises, including but not limited to those required for compliance with fire and building codes, the Americans with Disabilities Act (and any regulations implementing said Act), and any other applicable federal, state, or local law or regulation, provided such improvements are required on account of Tenant’s activities on the Premises. Tenant shall not construct any change, alteration, or addition in or to the Premises or the Park (any and all of the foregoing being sometimes herein collectively called an “Alteration”) unless and until, in each instance, Tenant shall have submitted to Landlord plans, specifications and other materials for such Alteration as Landlord may request and Landlord shall have approved the same in writing. Landlord’s approval of any Alteration shall not be unreasonably withheld, conditioned, or delayed.

B.	Manner of Construction. All Alterations which Landlord shall have approved shall be constructed by Tenant, without expense to Landlord, in a good, and workmanlike manner, and in compliance with the Landlord-approved plans and specifications therefore and all applicable permits, laws, ordinances and regulations and order, rules and regulations of the Board of Fire Insurance Underwriters or any other body exercising similar functions, and in compliance with the terms and conditions of this Lease.

C.	Title to Alterations. Except to the extent otherwise expressly provided herein, upon the completion of construction of each Alteration (but excluding Tenant’s trade fixtures, equipment, machinery, and signage), such Alteration shall automatically be deemed part of the Premises for purposes of this Lease. Notwithstanding the foregoing, upon any termination of this Lease or Tenant’s right of possession of the Premises, at Landlord’s option, (1) prior to such expiration or termination, all such Alterations, or any parts or parts thereof designated by Landlord, shall be removed from the Premises and the Premises restored substantially to their condition immediately prior to the construction thereof, all at Tenant’s expense, or (2) upon such expiration or termination, title to such Alterations, or any part of parts thereof designated by Landlord, in the condition in which Tenant is obligated to maintain the Alterations pursuant to the provisions of this Lease, shall automatically pass to, vest in, and belong to Landlord without further action on the part of either party and without cost or charge to Landlord.

D.	Landlord’s Initial Improvements. Prior to the Commencement Date, Landlord shall make the following improvements to the Premises in a good and workmanlike manner, in accordance with all applicable laws, codes, and ordinances, and in accordance with the plans and specifications approved in writing by Tenant: (1) make changes to the office space as shown on Exhibit C attached hereto, (2) build out the laboratory space as shown on Exhibit D attached hereto, (3) modify the employee washrooms as shown on Exhibit E attached hereto, and (4) modify the factory as shown on Exhibit F attached hereto. Prior to commencing these improvements, Landlord shall obtain a fixed price bid for the improvements from Wieland Davco or another contractor or contractors acceptable to the parties. Tenant must first agree in writing that the bid is acceptable before Landlord proceeds with the improvements, provided that Tenant shall be deemed to have approved the bid if Tenant does not provide substantive comments on it within five (5) days after Tenant’s receipt of the bid. If no bid is reasonably acceptable to Tenant, then Tenant may terminate this Lease upon written notice to Landlord. If the bid is acceptable to Tenant, then Tenant shall confirm that fact in writing delivered to Landlord and Landlord thereafter shall complete the improvements as promptly as practical. The cost of the improvements as reflected in the approved bid, together with any additions to the bid approved in writing by Tenant and Landlord, shall be paid by Landlord. This payment by Landlord shall be amortized as Additional Rent to be paid by Tenant together with Base Rent in equal monthly installments over the Lease Term, together with interest on the unpaid balance thereof at seven percent (7.0%) per annum.

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E.	Subsequent Improvements. Landlord acknowledges that Tenant is leasing the Premises with an option to require Landlord to expand the Premises at some time during the first twenty-four (24) months of the Lease Term to include (1) an addition to the Building for chemical storage of approximately 15,000 square feet, with a blast wall to separate the chemical storage area from the rest of the Building and (2) to construct a loading dock. Tenant will provide Landlord with the plans and specifications for such expansion. As promptly as practical thereafter, Landlord will obtain fixed price bids for the expansion from Wieland Davco and other contractors acceptable to Landlord and Tenant. If Tenant approves in writing a bid for this expansion, then Landlord shall complete or cause the selected contractor to complete the expansion in good and workmanlike manner, in accordance with all laws, codes, and ordinances, and in accordance with the plans and specifications provided by Tenant as promptly as practical. The cost of the expansion as reflected in the approved bid and any additions to the bid approved in writing by Tenant and Landlord shall be paid by Landlord. Landlord’s payment shall be amortized as Additional Rent to be paid by Tenant as Additional Rent together with Base Rent in equal monthly installments over the remaining Lease Term, together with the interest on the unpaid balance thereof at seven percent (7.0%) per annum, commencing upon issuance of a certificate of occupancy for the expansion space. If Landlord is unwilling or fails to complete the expansion as herein provided, then Tenant’s sole remedy therefor shall be to terminate this Lease upon ninety (90) days prior written notice to Landlord, with such notice to be effective to be provided Landlord by no later than the thirty-sixth (36th) month of the Lease Term.

14.	SURRENDER.

A.	Delivery of Possession. Tenant shall, on the Expiration Date of the Lease Term, or upon any earlier termination of this Lease, or upon any termination of Tenant’s right to possess the Premises pursuant to the provisions of this Lease, surrender and deliver up the Premises into the possession and use of Landlord without fraud or delay and in the condition at the time of occupancy, normal wear and tear excepted, broom clean and free of all debris and hazardous or toxic materials not present on the Commencement Date, and free and clear of all lettings, occupancies, liens and encumbrances, created by or through Tenant.

B.	Holding Over. If Tenant holds over in the Premises after the expiration of the Lease Term or any earlier termination of this Lease or of Tenant’s right to possess the Premises in violation of the Lease, then at Landlord’s option, and without limitation to any right or remedy of Landlord with respect to such holding over, such holding over shall create a tenancy from month-to-month only, subject to Tenant’s obligation to pay Rent equal to one hundred twenty-five percent (125%) of the monthly Base Rent in effect immediately prior to such expiration or termination (as well as any Additional Rent), and subject to all the provisions and conditions of this Lease, other than provisions relating to length of Lease Term, which tenancy may be terminated at any time by Landlord giving notice thereof to Tenant. Landlord’s acceptance of any such rental during the period of Tenant’s holding over shall not waive or otherwise affect any claim or right which Landlord may have with respect to such holding over.

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C.	Removal of Personal Property. Any and all personal property, machinery, and equipment furnished or installed by or at the expense of Tenant which does not constitute part of the Premises shall be removed by Tenant and all damage to the Premises caused by such removal repaired by Tenant prior to the expiration or earlier termination of the Lease Term or the termination of Tenant’s right to possess the Premises.

D.	Retention of Personal Property. Any personal property, machinery, or equipment of Tenant which shall remain on the Premises after the expiration of the Lease Term or earlier termination of this Lease or Tenant’s right to possess the Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant and may be retained by Landlord as Landlord’s property or be disposed of, without liability to Landlord, in such manner as Landlord may see fit, or Landlord, at its option, may require Tenant to remove the same at Tenant’s expense. In case of such removal, all costs of removal and of repairing any damage to the Premises arising from such removal shall be paid by Tenant upon Landlord’s demand. Tenant shall pay to Landlord on demand (1) a reasonable fee for storing and disposing of any such personal property, and (2) all costs and expenses incurred by Landlord in storing and disposing of any such personal property (including, without limitation, counsel fees relating to claims against Landlord by any and all parties claiming interests in such personal property).

15.   RIGHT TO MORTGAGE. Landlord reserves the right to subject and subordinate the Lease to the lien of any mortgage or security interest now or hereafter placed upon Landlord’s interest in all or any part of the Premises and upon the land, buildings, and fixtures of which the Premises are a part or upon any buildings hereafter placed upon the land of which the Premises form a part. Tenant covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease to the lien of any present or future mortgage or security interest or other lien as shall be desired by Landlord. In exchange for any such subordination, and as a condition thereof, Landlord will be required to provide a customary non-disturbance agreement from any existing lienholder providing that Tenant’s rights, interests, and possession under this Lease will not be disturbed so long as Tenant is not in default of this Lease.

16.   ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time upon not less than fifteen (15) days’ prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying to the best of Tenant’s actual knowledge after reasonable investigation: (1) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (2) whether there are then existing any offsets or defenses against the enforcement of any of the terms, covenants or conditions hereof upon the part of Landlord or Tenant to be performed (and if so, specifying the same); and (3) the dates to which the Rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Premises. Should either party comply with a request by the other to provide an Estoppel Certificate on the requesting party’s behalf, such compliance shall not estop the complying party from thereafter asserting its rights and remedies regarding any default existing on or before the date on which it executes such Estoppel Certificate of which it did not have actual knowledge on the date of execution thereof.

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17.	MAINTENANCE AND REPAIRS.

A.	Utilities. Tenant shall promptly pay all charges for utilities and other services furnished to the Premises by Landlord or the applicable utility company, including, but not limited to, gas, water, electricity, fuel, light, heat, and dumpster service. In the event any utilities furnished to the Premises are not separately metered, Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro-rata share of the utilities.

B.	Cleaning and Upkeep. Tenant shall keep the Premises, including any adjoining parking areas, walkways, drives, streets, alleys or yards clean and free of rubbish. If Tenant fails to do so, Landlord’s cost to have it done will be added to Tenant’s CAM Charges.

C.	Grounds Maintenance. Tenant shall be responsible for all costs and expenses related to maintaining the lawn, shrubs, and any other landscaping on the Premises up to the standard which Landlord has historically maintained. Cost will be included in Tenant’s CAM Charges.

D.	Snowplowing. Tenant shall be responsible for all costs and expenses for keeping the Premises free from ice and snow at all times. Cost will be included in Tenant’s CAM Charges.

E.	Landlord’s Right of Entry. Landlord shall have the right to enter upon the Premises at all reasonable hours, with reasonable prior notice, for the purpose of inspection and repairs, except in case of emergency in which case no notice shall be required.

F.	Repairs bv Landlord. Except as otherwise provided herein, Tenant accepts the Premises in their condition at Lease commencement and as suited for the uses intended by Tenant. Landlord shall deliver the Premises to Tenant on the Commencement Date with all building systems, equipment, and fixtures in good working order and condition. Except as otherwise expressly provided in this Lease, Landlord shall not be required to make any repairs or improvements to the Premises, except repairs to the foundation, structural components, exterior walls or roof of the Building as necessary for safety and tenantability, all of which shall be Landlord’s responsibility to repair and maintain at Landlord’s sole cost and expense if the need for repair is not brought about by any act or neglect of Tenant, its agents, employees, contractors, invitees, licensees or assignees. Without limiting the generality of the foregoing limitation, Landlord specifically shall have no obligation to repair any interior or exterior glass or doors (including loading doors) located in or on or constituting a part of the Premises, nor shall Landlord have any obligation to maintain exterior lighting

Notwithstanding the foregoing limitations on Landlord’s repair obligations, during the first year of the initial Lease Term only, Landlord shall be obligated to promptly correct any defects in material or workmanship throughout the Premises and repair any building systems, equipment, and fixtures which were not in good working order and condition as of the Commencement Date.

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G	Repairs by Tenant. Tenant shall repair, maintain, replace as necessary, and keep in good, clean, and safe repair all portions of the Premises and all equipment, fixtures, and systems therein which are not specifically set forth as the responsibility of Landlord elsewhere in this Lease, ordinary wear and tear, damage by the elements, and casualty excepted. Tenant’s repairs and replacements shall include, without limitation, all electrical, plumbing, heating and air conditioning systems, parts, components, and fixtures. In connection therewith, Tenant shall maintain in force at all times a maintenance contract for the heating, ventilation and air conditioning equipment: (1) reasonably acceptable in form and content to Landlord; (2) with a service organization reasonably acceptable to Landlord; and (3) providing for at least semi-annual maintenance of such equipment, and shall provide Landlord with a true copy of such maintenance contract. Tenant shall also promptly repair or replace all partitions and all glass and plate glass within or constituting a part of the Premises immediately when cracked or broken, unless caused by Landlord or Landlord’s employees or agents, and Tenant shall be liable for and shall hold Landlord harmless against all loss, cost, and damage (including reasonable attorneys’ fees) arising from any damage or injury to the Premises or the Park or to any person or property caused or contributed to by any act or negligence of Tenant, any invitee, agent, affiliate, customer or client of Tenant or anyone in Tenant’s control or employ. Landlord gives to Tenant exclusive control of the Premises and shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective conditions on the Premises known to Tenant which Landlord is required to repair, and failure to promptly report such defects after Tenant knows of the defective conditions shall make Tenant liable to Landlord for any liability incurred by Landlord by reason of such defects, and Tenant indemnifies and holds Landlord harmless from and against all loss, costs and damage (including reasonable attorneys’ fees) arising from or related to Tenant’s failure to so report such defective conditions. In no event shall Tenant cause or allow any outside storage of trash, refuse, debris, or anything else on the Premises. All personal property of Tenant or Tenant’s employees, agents, affiliates or invitees located in or brought upon the Premises or any part of the Park shall be at risk of Tenant only, and Landlord shall not be liable to Tenant or any other party for any damage thereto or theft thereof resulting from any cause other than the willful negligence or intentional misconduct of Landlord, its officers, employees, or agents.

If Tenant does not comply with this Section, Landlord shall have the right to do or cause to be done all acts necessary to bring Tenant into compliance and bill Tenant for all costs involved.

Tenant shall obtain all necessary governmental permits before making any renovations, improvements, alterations or additions to the Premises. Landlord agrees to cooperate with Tenant in obtaining such permits. However, Landlord shall have no obligation to pay any fees or charges in connection therewith.

H.	Liens. If a mechanic’s or construction lien is filed against any portion of the Premises or Park as a result of work undertaken by Tenant, then within thirty (30) days after receiving notice of any such lien, Tenant shall discharge the lien either by payment of the indebtedness due lien claimant or by filing a bond as provided by statute.

If Tenant fails to discharge any lien in accordance with the terms hereof, Landlord shall have the right to discharge the lien by filing a bond or paying the indebtedness. In this event, Tenant shall pay the cost of the bond or the amount of the lien indebtedness to Landlord as Additional Rent immediately upon demand. If Tenant does not do so within ten (10) days of demand by Landlord, then Tenant shall be in default under this Lease and Landlord shall have the same remedies as provided for in Section 9.

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18.	DAMAGE OR DESTRUCTION.

A.	If the Premises are rendered partially or wholly unfit for occupancy by fire, the elements, act of God, or other casualty (fire, the elements, acts of God, or other casualties hereinafter referred to as a “Casualty”), and if such damage cannot, in Landlord’s reasonable estimation, be materially restored within one hundred eighty (180) days after such Casualty, then Landlord may, at its sole option, terminate this Lease as of the date of such Casualty and the Lease Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Lease Term. Landlord shall exercise its election to terminate provided herein by written notice to Tenant as soon as practical and in any event within sixty (60) days after such Casualty. For purposes hereof, the Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was then being used.

B.	If this Lease is not terminated pursuant to Subsection A above, then Landlord shall proceed with all due diligence to repair and restore the Premises using the proceeds of insurance which shall be made available by Tenant, as the case may be (except that Landlord may elect not to rebuild, and thus terminate this Lease, if such Casualty occurs during the last year of the Lease Term exclusive of any renewal or extension option that is unexercised at the date of such Casualty). If Landlord shall fail to complete such repairs and material restoration within one hundred eighty (180) days after the date of the Casualty, then Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Lease Term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, or because of strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control, or other causes beyond the reasonable control of Landlord, then the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions, or other property and improvements that may have been placed in or about the Premises by Tenant, provided that Tenant shall be entitled to rebuild, repair, or replace said items using the proceeds of any insurance available therefor.

C.	If this Lease shall not be terminated by Landlord pursuant to this Section 18 and if the Premises are unfit for occupancy in whole or in part following such Casualty, then the Base Rent payable during the period in which the Premises are unfit for occupancy shall abate in proportion to the percentage of the rentable area of the Premises rendered unusable by such Casualty; provided, however, that no such abatement shall be made under the provisions of this Subsection C if such Casualty shall have been caused through the negligence or willful misconduct of Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees.

D.	Notwithstanding anything herein to the contrary, if, following any Casualty, the holder of any indebtedness secured by a mortgage or deed to secure debt or similar instrument covering the Premises requires that any insurance proceeds resulting from the Casualty be paid to it rather than to Landlord for the rebuilding or restoration of the Premises, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of the Casualty as if the date of such Casualty were the date originally fixed in this Lease for the expiration of the Lease Term.

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E.	If any Casualty described in this subsection occurs, then Landlord shall not be liable to Tenant for any inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such Casualty, or from any repair, modification, arranging or rearranging of any portion of the Premises or for termination of this Lease as provided in this subsection, except to the extent of any bodily injury to persons or damage to property resulting solely from Landlord’s negligence or intentional misconduct in performing such work.

19.	CONDEMNATION.

A.	Total Taking. In the event that the whole of the Premises shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking, including but not limited to a temporary taking of the Premises for a period in excess of six (6) months (all of the foregoing herein called a “Total Taking”), then this Lease shall terminate as of the earlier of the date when title thereto vests in the condemnor or the date when possession thereof shall be delivered to the condemnor.

B.	Award on Total Taking. The entire award with respect to any Total Taking shall be paid to Landlord, except that Tenant shall be entitled to any award which the condemnor may make, and which shall be provided for by law, specifically for Tenant’s improvements, moving expenses and business dislocation damages, provided that same are not deducted from the award otherwise payable to Landlord.

C.	Partial Taking. In the event that any portion or portions of the Premises shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking (herein called a “Partial Taking”), then this Lease, only as to the portion or portions so taken, shall terminate as of the date possession thereof shall be delivered to the condemnor; provided, however, if as a result of such Partial Taking, it is economically unfeasible to reconstruct or operate for Tenant’s business the remaining portion of the Premises because of the insufficiency in size of the remaining portion of the Premises or Tenant’s ability to access the Premises is severely reduced, and Tenant so certifies to Landlord, then (1) this Lease shall terminate thirty (30) days from the date possession of the part taken shall be delivered to the condemnor, and (2) such Partial Taking shall be deemed to be and treated as a Total Taking.

D.	Reconstruction. If during the Lease Term there shall be a Partial Taking, and if this Lease shall not be terminated on account thereof pursuant to the provisions of the immediately preceding Subsection C, then (1) Landlord shall repair and restore the remaining portion of the Premises so that they constitute architectural units with the same general character and condition to the nearest extent possible under the circumstances as the previous Premises, and (2) this Lease shall remain in full force and effect with respect to such remaining portion of the Premises. Landlord shall use its best efforts to complete the reconstruction promptly and within the period mutually agreed upon by the parties.

E.	Award on Partial Taking. The entire award with respect to any Partial Taking shall be paid to Landlord, excluding however any award for Tenant’s improvements and business interruption.

F.	Temporary Taking. In the event a taking or condemnation of the Premises, or any part thereof, shall be for temporary use or occupancy not exceeding a period of six (6) months, then: (1) this Lease and all Tenant’s obligations hereunder shall continue in full force and effect (except to the extent that performance by Tenant of Tenant’s covenants and agreements is prevented by such taking); (2) there shall be no reduction or abatement of Rent; (3) Tenant shall be entitled to the entire award with respect to any such taking, except that Landlord shall be entitled to any portion of such award allocable to any period of time beyond the expiration of the Term of this Lease; and (4) the rights of Landlord and Tenant shall be unaffected by the other provisions of this Article and shall be governed by applicable law or Tenant shall have the option to terminate the Lease with no further liability to Landlord.

17

G.	Settlement Agreement. For the purposes of this Lease, all amounts paid pursuant to an agreement with any condemnor in settlement of any condemnation or any eminent domain proceeding affecting the Premises shall be deemed to constitute an award made in such proceeding.

H.	Abatement in Base Rent. In a case of a Partial Taking which does not result in a termination of this Lease, the annual Base Rent payable under this Lease, after possession of the portion so taken shall be delivered to the condemnor, shall be reduced in the same proportion as the amount of usable floor area of the Premises shall have been reduced by such Taking, but any such Partial Taking shall not relieve Tenant from Tenant’s liability to pay the full Additional Rent payable under this Lease, or from any of Tenant’s other obligations hereunder, and except as herein expressly provided.

20.	LIABILITY; INDEMNIFICATION OF LANDLORD AND TENANT.

A.	Damage in General. Tenant agrees that Landlord, and its officers, employees and agents and those of all affiliated legal entities shall not be liable to Tenant, and Tenant hereby releases said parties, for any loss, injury, death, or damage (including incidental or consequential damages) to persons, property, or Tenant’s business from any cause whatsoever, unless such damage, loss or injury results from the negligence or willful misconduct of Landlord, or its officers, employees or agents. Landlord and its officers, employees, and agents shall not be liable to Tenant for any such damage or loss, whether or not such damage or loss results from the negligence or willful misconduct, to the extent Tenant is compensated therefore by Tenant’s insurance.

B.	Indemnification of Landlord. Tenant agrees to defend with counsel reasonably satisfactory to Landlord, indemnify and save harmless Landlord from and against any and all liabilities, claims, damages, losses, cost and expenses, including without limitation attorneys’ fees, suffered or incurred by Landlord with respect to: (1) Tenant’s conduct, operation or management of the Premises, or any work, act or thing whatsoever by Tenant done in, on or about the Premises; (2) any condition of the Premises, resulting by reason of Tenant’s failure or refusal to perform its obligations under this Lease; (3) any breach or default on the part of Tenant in the observance or performance of any of its agreements or obligations hereunder; (4) any act or omission of Tenant or any sublessee or Assignee of Tenant or any of Tenant’s or such sublessee’s or Assignee’s agents, contractors, servants, employees, business invitees, licensees, visitors or guests with respect to the Premises and/or Park; and (5) any accident, injury to or death of any person or damage to any property caused by Tenant or its officers, employees, agents, contractors or invitees in or on the Premises. Landlord shall give prompt written notice to Tenant of any claim asserted against Landlord which, if sustained, may result in liability of Tenant hereunder, but failure on the part of Landlord to give such notice shall not relieve Tenant from Tenant’s obligation to defend, indemnify and save harmless Landlord as stated, except to the extent that the failure to give such notice results in actual loss or damage to Tenant.

18

C.	Indemnification of Tenant. Landlord agrees to defend with counsel reasonably satisfactory to Tenant, indemnify and save harmless Tenant from and against any and all claims, damages, losses, cost and expenses, including without limitation attorneys’ fees, suffered or incurred by Tenant as the result of any accident, injury to or death of any person or damage to any property to the extent caused in or about the Premises by the negligence or willful misconduct of Landlord or Landlord’s employees, servants, licensees, or its agents. Tenant shall give prompt written notice to Landlord of any claim against Tenant which, if sustained, may result in liability of Landlord hereunder, but Tenant’s failure to give such notice shall not relieve Landlord from Landlord’s obligation to defend, indemnify and save harmless Tenant as stated, except to the extent that the failure to give such notice results in actual loss or damage to Landlord.

21.	MISCELLANEOUS PROVISIONS.

A.	Governing Law. This Lease shall be construed and interpreted under the laws of the State of Michigan applicable to contracts made and fully performed within the state.

B.	References. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender as the sense and circumstances require. All references to Section or paragraph numbers or letters shall refer to sections or paragraphs of this Lease unless otherwise indicated.

The headings inserted in this Lease are for reference purposes only and shall in no way affect the construction of this Lease or limit the generality of any of its provisions.

C.	Binding Effect. The terms and conditions of this Lease shall also bind the respective heirs, successors, personal representatives and assigns of the parties.

D.	Entire Agreement. Except for the documents listed below, if any, this Lease constitutes the entire agreement between the parties and shall be deemed to supersede and cancel any other agreement between the parties relating to the transaction herein contemplated. None of the prior and contemporaneous negotiations, preliminary drafts or prior versions of this Lease containing conditions not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement. Each party acknowledges that no representation, inducement or condition not set forth herein has been made or relied upon by either party.

E.	Enforceability of Provisions. In case any provision of this Lease or any agreement or instrument executed in connection herewith shall be deemed invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity of the remaining provisions hereof shall not in any way be affected.

This Lease shall not be construed more strictly against one party as opposed to the other, merely because it may have been prepared by counsel for one of the parties. It is recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease. Except as specifically provided to the contrary in this Agreement, any approval required by the terms of this Agreeement to be provided by either party shall not be unreasonably withheld, conditioned, or delayed.

F.	Remedies Not Exclusive. All of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other rights, remedies, and benefits allowed by law. One or more waivers of any covenant or condition by a party shall not be construed as a waiver of a further breach of the same or any other covenant or condition.

19

G.	Landlord’s Right to Tenant’s Financial Information. Landlord reserves the right to require Tenant to submit annual financial information including but not limited to financial statements and other relevant records. Tenant shall supply Landlord with the requested information within ten (10) business days of receipt of the request unless otherwise agreed upon. Any financial information provided by Tenant which is not publicly available and is conspicuously marked “Confidential” by Tenant shall be kept confidential by Landlord and may be disclosed by Landlord only to Landlord’s lender or to a prospective purchaser of Landlord, the Park, or the Premises under similar conditions of confidentiality.

H.	Re-Leasing. Tenant agrees that for a period commencing six (6) months prior to the termination of this Lease, upon reasonable advance notice to Tenant Landlord may show the Premises to prospective tenants. Landlord may list the Premises for lease or rent with a broker and may display in and about the Premises the usual and ordinary signs during the last six (6) months of the Lease Term.

I.	Advertising and Signs. All signs and advertising displayed on and about the Premises shall only advertise the business carried on upon the Premises. Landlord shall control the character and size of all signs and no sign shall be displayed except those approved in writing by Landlord, provided that Landlord shall permit Tenant to install signage in any existing pylon or road sign, building sign, or other existing sign on the Premises.

J.	Quiet Enjoyment. Landlord covenants that Tenant, upon payment of all the Rent and Additional Rent due under this Lease, and performance of the covenants and obligations under this Lease or otherwise, may peacefully and quietly occupy the Premises for the term of this Lease including any written extensions or modifications of same.

K.	Sale by Landlord. In the event of any sale, conveyance, transfer, or assignment by Landlord of its interest in and to the Premises, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate and Tenant releases said party from same, and Tenant shall thereafter look only and solely to the party to whom or which the Premises were sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Landlord’s duties and obligations under this Lease from and after the date of such sale, conveyance, transfer, assignment, or disposal.

L.	Limitation of Liability. Landlord’s obligation and liability to Tenant with respect to this Lease shall be limited solely to Landlord’s interest in the Premises, and neither Landlord, nor any joint venturer, partner, officer, director or shareholder of Landlord or its affiliated legal entities or any of the joint venturers of Landlord shall have any liability whatsoever with respect to this Lease.

M.	Authority. Each party executing this Lease warrants that it has full power, authority and legal right to execute and deliver this Lease, and to keep and observe all of the terms and provisions of this Lease on such party’s part to be observed and performed. Each party warrants that this Lease is its valid and enforceable obligation.

N.	No Liability for Curtailment Etc., of Services. Landlord shall not be liable in damages or otherwise and Tenant waives any claim for the curtailment, delay, or failure in furnishing any services hereunder from any cause whatsoever, except where such curtailment, delay or failure is caused by Landlord’s willful negligence or misconduct. In no event will Landlord have any liability for any consequential, incidental, or special damages in connection with furnishing services pursuant to this Lease, nor shall any curtailment, delay, or failure in providing services, regardless of cause, constitute an eviction of Tenant or termination of this Lease. Landlord shall use reasonable efforts to restore promptly the curtailed, delayed or failed service.

20

O.	Survival. All agreements and obligations of a party hereunder which require observance or performance after the expiration or termination of this Lease, or which cannot reasonably be ascertained as having been observed or performed at the time of such expiration or termination, shall survive, and be enforceable against said parly following such expiration or termination.

P.	Notices. Whenever a provision is made for notice of any kind, it shall be served by United States first class mail, or personally delivered to the party being put on notice at the addresses listed below or such other addresses as the parties may indicate for themselves by written notice delivered in like manner.

If to Landlord:	DART CONTAINER OF MICHIGAN LLC 500 Hogsback Road Treasury Department Mason, Michigan 48854-9541 ATTN: Steve A. Mills

If to Tenant:	XG SCIENCES, INC. 3101 Grand Oak Drive Lansing, Michigan 48911 ATTN: Michael R. Knox Title: Chief Executive Officer

Q.	Certificate of Occupancy. Upon Tenant’s written request, Landlord shall provide Tenant with a Certificate of Occupancy issued by the appropriate municipal authority.

21

This lease is signed and made effective as of the date first written above.

LANDLORD: DART CONTAINER OF MICHIGAN LLC

Dated: _______________, 2011	BY:
Kevin M. Fox
	ITS:	Authorized Signatory

TENANT: XG SCIENCES, INC.

Dated: June 2, 2011	BY:	/s/ Michael R. Knox
Michael R. Knox
	ITS:	Chief Executive Officer

22

EXHIBIT A

PERMITTED MATERIALS

Tenant’s list of hazardous and toxic materials and wastes required to be disclosed under Section 12 of the Lease.

LANDLORD: DART CONTAINER OF MICHIGAN LLC

Dated: _____________, 2011	BY:
Kevin M. Fox
	ITS:	Authorized Signatory

TENANT: XG SCIENCES, INC.

Dated: _June 2, 2011	BY:	/s/ Michael R. Knox
Michael R. Knox
	ITS:	Chief Executive Officer

A-1

EXHIBIT B

RULES AND REGULATIONS

1.	Control of Common Areas. Landlord shall have the right to control and operate the Common Areas of the Park in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, facilities, and other Common Areas of the Park by other tenants.

2.	Observance of Rules. Landlord reserves the right to exclude or expel from the Park any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Park or in violation of any law, order, ordinance, or governmental regulation.

3.	No Obstruction. The entries, exits, corridors, stairways and elevators shall not be blocked, obstructed, or interfered with in any way by any tenant, or used for any other purpose than ingress or egress to and from its respective offices. Nor shall tenant block, obstruct, or interfere with in any way sprinklers, fire extinguishers, or other fire control equipment, or any electrical, mechanical or other building systems located on the Premises or on the Park. Tenant shall not bring into or keep within the Premises any animal or motor vehicle unless prior arrangements have been made with the Landlord.

4.	Security of Premises. All entrance doors on the Premises shall be kept locked when the Premises are not in use.

5.	Locks. No additional locks shall be placed on the doors of the Premises by Tenant nor shall any existing locks be changed unless Landlord is immediately furnished with two keys for each lock on the entrance doors when Tenant assumes possession, with the understanding that at the termination or expiration of the Lease Term the keys shall be returned.

6.	No Soliciting. Canvassing, soliciting, or peddling in the Park is prohibited and each tenant shall cooperate to prevent the same.

7.	No Advertising. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Park for any purpose other than that of the business address of Tenant.

8.	Proper Use of Facilities. The drinking fountains, lavatories, water closets, and urinals shall not be used for any purpose other than those for which they were installed.

9.	Load Limits on Floors. Tenant shall not place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry and is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy installations which Tenant wishes to place in the Premises so as to distribute properly the weight thereof.

10.	Machinery and Equipment. Machinery and equipment used by Tenant on the Premises which cause noise and/or vibration that may be transmitted to the structure of the Premises or to other portions of the Park to such a degree as to be reasonably objectionable to Landlord or other Tenants shall be placed and maintained by Tenant, at Tenant’s expense, in settings of cork, rubber, or spring-type noise and/or vibration eliminators sufficient to reduce such noise and/or vibration to reasonably unobjectionable levels.

B-1

11.	Moving of Equipment. Tenant shall move all heavy equipment in and out of the Building and/or Park in compliance with all applicable governmental laws, rules or regulations and the structural design of the Building.

12.	Replacement of Broken Glass. Tenant shall replace, at Tenant’s expense, any and all broken glass, including glass partitions and doors, if any, in the Premises.

13.	No Hazardous Materials. Tenant’s operations shall not include the manufacture, use and/or storage of flammable or explosive materials or substances, and explosive devices, unless same are maintained, used, and stored in accordance with applicable laws and Section 12 of the Lease. Tenant shall conduct its operations so as to avoid hazards associated with flammable or explosive materials or any other toxic or hazardous material or activity, unless same are maintained, used, and stored in accordance with applicable laws and Section 12 of the Lease.

14.	Good Housekeeping. Tenant shall observe good housekeeping and keep the Premises reasonably clean and neat at all times, and free of pest or vermin of any kind.

15.	Landlord Not Liable. Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant.

16.	Modifications to Rules and Regulations. Landlord reserves the right by written notice to Tenant to rescind, amend, alter or waive any rule or regulation at any time prescribed for the Park when, in Landlord’s judgment, it is necessary, desirable or proper for the best interest of the Park and its tenants, provided that such rescissions, amendments, alterations, or waivers may not be unreasonable when applied to Tenant or may not unreasonably restrict Tenant’s use of the Premises for the purpose described in Section 7 of the Lease.

17.	Drives and Parking Areas. All parking shall be within the Premises boundaries and within marked parking spaces. At no time shall Tenant obstruct drives and loading areas intended for the use of all tenants. The drives and parking areas are for the joint and non-exclusive use of Landlord’s tenants, and their agents, customers and invitees, unless specifically marked. Landlord shall have the right to restrict Tenant, its agents, customers, and/or invitees to certain parking areas. Tenant shall not permit any fleet trucks to park overnight in the Building’s parking areas.

18.	Storage and Loading Areas. Unless specifically approved by Landlord in writing, no materials, supplies or equipment shall be stored anywhere except inside the Premises. Trash receptacles may not be placed in the service area except as otherwise approved by Landlord.

19.	Contractors and Service Maintenance. Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for its approval and supervision before performance in the Building, including, but not limited to, installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

20.	Lodging. Tenant shall not at any time occupy any part of the Building as sleeping or lodging quarters.

B-2

21.	Exterior Installations. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker, or any other device on the roof or exterior walls of the Building without Landlord’s prior written consent.

22.	Waivers. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant in the Park, but no such waiver by Landlord shall be construed as a general waiver of such Rules and Regulations or of Landlord’s right to enforce such Rules and Regulations against Tenant or any other tenant in the Park.

23.	Additions to Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way, modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease or any other lease of premises. In the event of any conflict or inconsistencies between these Rules and Regulations and the Lease, the terms of the Lease shall control.

24.	Access to Roof. Neither Tenant nor any employee, contractor or invitee of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

25.	Sales From Premises. Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the sale at retail of merchandise to the general public.

LANDLORD: DART CONTAINER OF MICHIGAN LLC

Dated: _______________, 2011	BY:
Kevin M. Fox
	ITS:	Authorized Signatory

TENANT: XG SCIENCES, INC.

Dated: June 2, 2011	BY:	/s/ Michael R. Knox
Michael R. Knox
	ITS:	Chief Executive Officer

B-3

Exhibit C

EXHIBIT C

1 / A-101 FLOOR PLAN PART 'A'
SCALE - 1/8" = 1'-0"

FLOOR PLAN NOTES
1. CONTRACTOR TO CHECK AND VERIFY ALL DIMENSIONS AND PROMPTLY NOTIFY ARCHITECT OF ANY DISCREPANCIES.
2. ALL DIMENSIONS ARE TO CENTER OF COLUMN, CENTER OF STUD WALL, OR FACE OF MASONRY WALL, UNLESS NOTED OTHERWISE.
3. FINISH FLOOR ELEVATION = 100'-0"
4. CONTRACTOR SHALL INSTALL ALL WOOD BLOCKING IN STUD AND GYPSUM WALLS REQUIRED FOR ANCHORAGE OF WALL ATTACHED ITEMS INCLUDING BUT NOT LIMITED TO RAILINGS, GRAB BARS, TOILET ROOM ACCESSORIES, DOOR BUMPER, WOOD TRIM AND CABINETS.
9. F.E. = FIRE EXTINGUISHER, F.E.C. = FIRE EXTINGUISHER CABINET
10. SEE SHEET A-500 FOR WALL TYPES
11. SEE SHEET A-100 FOR ROOM FINISH AND DOOR SCHEDULE
12. = WALL TO DECK
13. = 1 HOUR RATED WALL
14. = 2 HOUR RATED WALL
15. = 3 HOUR RATED WALL

KEY PLAN
SCALE - NONE

REVIEW
DATE ISSUED
DRAWN BY
CHECKED BY

XG sciences
OAKWOOD LOT 29
BUILDING RENOVATION
3101 GRAND OAK DRIVE
LANSING, MI 48911

DART

THE WIELAND - DAVCO CORPORATION
PROJECT

HOBBS+BLACK ARCHITECTS

© Copyright 2011 HOBBS + BLACK, INC. ALL RIGHTS RESERVED

CONSULTANT

FLOOR PLAN PART 'A'
SHEET TITLE

10-19917
PROJECT NUMBER

A-101
SHEET NUMBER

EXHIBIT D

PROPOSED CONSTRUCTION
RELOCATE EXISTING STAIR
REMOVE EXISTING CONCRETE FLOOR AND CMU WALLS
WELD EXISTING GATE CLOSED
EXISTING FENCE
EXISTING GUARDRAIL
EXISTING COLUMN
EXISTING TELEPHONE BOARD
EXISTING REMOVABLE GUARDRAIL
RELOCATED STAIR
REMOVE EXISTING GUARDRAIL AS REQUIRED FOR STAIR OPENING
MECH.
MEZZANINE

NORTH

1 / A-102 MEZZANINE PLAN
SCALE - 1/8" = 1'-0"

FLOOR PLAN NOTES
1 CONTRACTOR TO CHECK AND VERIFY ALL DIMENSIONS AND PROMPTLY NOTIFY ARCHITECT OF ANY DISCREPANCIES
2 ALL DIMENSIONS ARE TO CENTER OF COLUMN, CENTER OF STUD WALL, OR FACE OF MASONRY WALL, UNLESS NOTED OTHERWISE
3 FINISH FLOOR ELEVATION = [illegible]
4 CONTRACTOR SHALL INSTALL ALL WOOD BLOCKING IN STUD AND GYPSUM WALLS REQUIRED FOR ANCHORAGE OF WALL ATTACHED ITEMS INCLUDING BUT NOT LIMITED TO RAILINGS, GRAB BARS, TOILET ROOM ACCESSORIES, DOOR BUMPER, WOOD TRIM AND CABINETS
5 F.E. = FIRE EXTINGUISHER, F.E.C. = FIRE EXTINGUISHER CABINET
10 SEE SHEET A-500 FOR WALL TYPES
11 SEE SHEET [illegible] FOR ROOM FINISH AND DOOR SCHEDULE
12 = WALL TO DECK
13 = 1 HOUR RATED WALL
14 = 2 HOUR RATED WALL
15 = 3 HOUR RATED WALL

PART "A"

NORTH

KEY PLAN
SCALE - NONE

DATE ISSUED
DRAWN BY
CHECKED BY

XG sciences
OAKWOOD LOT 29
BUILDING RENOVATION
3101 GRAND OAK DRIVE
LANSING, MI 48911

DART

THE WIELAND - DAVCO CORPORATION

PROJECT

HOBBS + BLACK ARCHITECTS

© Copyright 2011, HOBBS + BLACK, INC. ALL RIGHTS RESERVED

CONSULTANT

MEZZANINE PLAN

SHEET TITLE

10-19917

PROJECT NUMBER

A-102

SHEET NUMBER

EXHIBIT D
THE TI WORK

W
The Wieland-Davco Corporation
4112 English Oak Drive
Lansing, MI [illegible]
Ph: [illegible] Fax: [illegible]

XG Sciences
Office Improvements
Schematic Estimate

Date: May 31, 2011 *Revised June 2, 2011

DIVISION	QUANTITY	UNIT	COST	TOTALS
General Conditions				
Job Organization:				
Project Manager	12 WK	$1,300 WK	$15,600	
Contract Administrator	12 WK	$400 WK	$4,800	
Superintendent	12 WK	$2,100 WK	$25,200	
Auto/Gas	12 WK	$250 WK	$3,000	
Field Offices:				
Jobsite Trailer (N.I.C.) *Use existing space	M	$0 M	$0	
Trailer Utilities (N.I.C.) Use Existing	M	$0 M	$0	
Office Supplies	3 M	$150 M	$450	
Cellular Phones	3 M	$300 M	$900	
Site Toilet	3 M	$150 M	$450	
Permits and Fees				
Building Permit (Allowance)	1 ALLOW	$10,000 ALLOW	$10,000	
Misc.				
Dumpsters	7 EA	$450 EA	$3,150	
Arch Design - Hobbs & Black	1.0 LS	$30,000 LS	$30,000	
Arch Design - Hobbs & Black (Reimbursables)	1.0 ALLOW	$2,500 ALLOW	$2,500	
Civil Design - Allowance	0.0 ALLOW	$0 ALLOW	$0	
General Liability	[illegible] EA	[illegible] EA	[illegible]	
Blue Print reproduction	1.0 LS	$500 LS	$500	
				$97,348
02 Site Work				
Site Work	0 ALLOW	$0 ALLOW	$0	
				$0
03 Concrete				
Saw Cut/Excav Concrete Floor for Foundations	1 LS	$10,000.00 LS	$10,000	
Foundations - Interior Masonry Walls	34 CYDS	$290.00 YD	$6,776	
Interior Containment Curbs (Exhaust Rm & Tank Storage)	0 LF	$0.00 LF	$0	
				$16,776
04 Masonry				
Masonry 3 Hour Fire Walls	[illegible] SF	[illegible] SF	[illegible]	
				[illegible]
05 Steel				
Misc. Steel (Relocate/Rework Existing Stair)	1 LS	$7,500.00 LS	$7,500	
				$7,500
06 Carpentry				
Demolition - Existing North Wall & Interior Locker Room Area	1 ALLOW	$25,000.00 ALLOW	$25,000	
Breakroom Case Work (Upper & Lowers)	16 LF	$400.00 LF	$6,400	
Misc. Carpentry	1 LS	$5,000.00 LS	$5,000	
			Div. 06 Total:	$36,400
07 Thermal & Moisture				
Roofing	0.0 SF	$3.50 SF	$0	
Metal Siding & Blast Panels - North Wall	0.0 SF	$10.00 SF	$0	
			Div. 07 Total:	$0
08 DOORS & WINDOWS				

[illegible] Rev 1 [illegible] Schematic and G.C. Estimate
Page 1 of 2
File: Schematic Estimate 6.2.2011 Rev.xls
Sheet: Schematic

B-6

[6/9/2011]
[mstr rv 04/14/2010]

XG Sciences
Office Improvements
Schematic Estimate

Date: May 31, 2011 *Revised June 2, 2011

DIVISION	QUANTITY	UNIT	COST	TOTALS
Doors / Frames / Hardware	19 EA	$1,200.00 EA	$22,800	
Overhead Doors & Dock Leveler	0 LS	LS	$0	
			DIV. 08 Total:	$22,800
09 FINISHES				
Office Area - New Flooring Allowance	[illegible] YDS	$15.00 YDS	$9,583	
Office Area - Painting	1.0 LS	$6,500.00 LS	$6,500	
Metal Stud & D/W	260.0 LF	$55.00 LF	$14,300	
VCT	1,200.0 SF	$2.00 SF	$2,400	
Acoustical Ceilings	1,200.0 SF	$2.50 SF	$3,000	
Paint Existing Warehouse	SF	$2.00 SF	$0	
Paint Masonry Walls	18,400.0 SF	$1.50 SF	$27,600	
Epoxy Coating	SF	$1.00 SF	$0	
Intumescent paint on mezzanine steel in lieu of full height masonry walls	1 ALLOW	$25,000.00 ALLOW	$25,000	
			DIV. 09 Total:	$88,383
10 SPECIALTIES				
Fire Extinguishers	12.0 EA	$150.00 LS	$1,800	
Toilet Partitions & Accessories	1.0 LS	$5,000.00 LS	$5,000	
Lockers (27 Frames / 54 Openings)	1.0 LS	$6,500.00 LS	$6,500	
Energy & Characterization Labs				
Walls - Add separation wall	35.0 LF	$55.00 LF	$1,925.00	
VCT Flooring	600.0 SF	$1.50 SF	$900.00	
Painting	1.0 LS	$1,200.00 LS	$1,200.00	
Doors (Double Doors @ Each LAB)	2 EA	$1,200.00 EA	$2,400.00	
Cabinets (Allowance)	125 LF	$150.00 LF	$18,750.00	
Solid Surface Top for Island	300 SF	$50.00 sf	$15,000.00	
Acoustical Ceilings	600 SF	$2.00 SF	$1,200.00	
Plumbing (Allowance)	1 LS	$3,000.00 LS	$3,000.00	
Concrete Demo & Replacement for Plumbing Drains	1 LS	$1,200.00 LS	$1,200.00	
HVAC - Hood & Ductwork (Allowance)	1 LS	LS	$0.00	
Electrical - (Allowance)	1 LS	LS	$0.00	
	4 EA		$45,575.00	
			DIV. 10 Total:	$134,900
15 MECHANICAL/ELECTRICAL				
Fire Protection - Upgrade Containment Areas	1 LS	$54,600.00 LS	$54,600	
Fire Pump - Excluded (Add: $50,000.00)	0 LS	$0.00 LS	$0	
Plumbing / HVAC / Electrical - Allowance (See tab #2)	1.0 LS	$260,000.00 LS	$260,000	
			DIV. 16 Total:	$314,600
			Subtotal All Divisions:	$889,509
		Contingency	5.0%	$44,4[illegible]
		W.D.C. OH&P	6.0%	$56,055
			Sub-TOTAL	$990,357

PLANNED DURATION:	3 Month		
		Office Area New Flooring Allowance	($9,583.00)
PROJECT SIZE (S.F.):	25,000	New Paint Allowance	($6,500.00)
		HVAC	($68,000.00)
COST PER S.F.:	$[illegible]	Total T.I. Cost	$ 906,273.[illegible]

Process Related Improvements:

1. EAM Engineering (Mechanical Engineering Services) Proposal dated 5/3/2011			$ 192,000.00
2. Chemical Containment			
Masonry 3 Hour Fire Walls	8,824 SF	$12.50 SF	$110,300.00
Fire Protection - Upgrade Containment Areas	1 LS	$54,600.00 LS	$54,600.00
Intumescent paint on mezzanine steel in lieu of full height masonry walls.	1 ALLOW	$25,000.00 ALLOW	$25,000.00
3. New Lab Area approximately 2400 SF a) New Exhaust @ $4,800			$24,000.00
4. Warehouse area approximately 15,000 SF a) New Plumbing/Exhaust(Process) @ $45,000 b) Hookup of Process Equipment unknown			$25,000.00
5. Saw Cut/Demo Concrete Floor for Foundation	1 LS	$10,000.00 LS	$10,000
6. New Concrete Foundation - Interior Masonry Walls	34 CYDS	$200.00 YD	$6,778
7. Misc. additional doors, etc.			$12,596.21
		Total Process Related Costs	$ 458,173.[illegible]

FM-09-WD-020 Rev 1 (5-1-08) Schematic and G.C. Estimate
Page 2 of 2
File: Schematic Estimate 6-2-2011 Rev.xls
Sheet: Schematic

B-7

[6/9/2011]
[mstr rv 04/14/2010]